UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)	(I.R.S. Employer Identification. No)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (800) 877-7210

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 6.750% Senior Notes due 2028

On November 17, 2023, LPL Holdings, Inc. (the “Company”), a wholly-owned subsidiary of LPL Financial Holdings Inc. (the “Guarantor”), completed the issuance and sale of $750 million aggregate principal amount of 6.750% Senior Notes due 2028 (the “Senior Notes”). The Senior Notes were issued pursuant to an Indenture, dated November 17, 2023, among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated November 17, 2023 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture contains customary covenants and events of default.

The Senior Notes are senior unsecured obligations of the Company and are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor.

The sale of the Senior Notes has been registered with the Securities and Exchange Commission in the Company’s and the Guarantor’s shelf registration statement on Form S-3 (Registration Nos. 333-274631 and 333-274631-02).

The Company intends to use the net proceeds from the Senior Notes offering to repay outstanding borrowings under its revolving credit facility and for general corporate purposes.

The Senior Notes will mature on November 17, 2028, and will bear interest at the rate of 6.750% per year, with interest payable semi-annually on May 17 and November 17 of each year, commencing on May 17, 2024. The Company may redeem all or part of the Senior Notes at any time and from time to time prior to October 17, 2028 at a redemption price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Senior Notes matured on October 17, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 35 basis points less (b) interest accrued to, but excluding, the redemption date, and (2) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. Thereafter, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The foregoing description of the Senior Notes and the Indenture is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture, and the Form of 6.750% Senior Note due 2028, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

4.1	Indenture, dated November 17, 2023, among LPL Holdings, Inc., LPL Financial Holdings Inc., as the Guarantor, and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture, dated November 17, 2023, among LPL Holdings, Inc., LPL Financial Holdings Inc., as the Guarantor, and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 6.750% Senior Note due 2028 (included as Exhibit A to the First Supplemental Indenture)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included as part of Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

Dated: November 17, 2023